EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-56522 and 333-46260 of Ulticom, Inc. on Form S-8 of our report dated March 24, 2004, appearing in this Annual Report on Form 10-K of Ulticom, Inc. for the year ended January 31, 2004.



/s/ DELOITTE & TOUCHE LLP
Jericho, New York
April 12, 2004